Exhibit 8.2

Advocaten Notarissen Belastingadviseurs

To: Aegon N.V. Aegonplein 50, PO Box 85 2501 CB The Hague The Netherlands (the “Company”)	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date: 30 June 2023		Wiebe Dijkstra
E wiebe.dijkstra@debrauw.com
Our ref.	M39962282/1/20743432	T +31 20 577 1031
M +31 6 1355 8251

Re:	Dutch tax opinion | Aegon N.V. (the “Company”)

Dear Sir/Madam,

Descriptions of Dutch tax law in the registration statement on Form F-4 filed on 30 June 2023 in relation to the registration with the US Securities and Exchange Commission of shares in the capital of the Company

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch tax advisor to the Company in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion. Accordingly, we do not express any opinion on other matters such as matters of fact or the correctness of any representation included in the Registration Statement or in any other document contemplated by the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	SCOPE OF INQUIRY

We have examined, and relied upon the accuracy of the factual statements in the Registration Statement.

4	ASSUMPTIONS

We have made the following assumptions:

(a)	each copy document conforms to the original and each original is genuine and complete; and

(b)	the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion;

(c)

the Company’s place of effective management remains in the Netherlands both for purpose of article 4 of the State Taxes Act (Algemene wet inzake rijksbelastingen) and article 4 paragraph 4 of the Convention between the Kingdom of the Netherlands and the Grand Duchy of Luxembourg for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital;

(d)

the instrument of ratification of the multilateral convention to implement tax treaty related measures to prevent base erosion and profit shifting as deposited by Grand Duchy of Luxembourg on 9 April 2019, as available on the website of the Organisation for Economic Co-operation and Development (OECD) (beps-mli-position-luxembourg-instrument-deposit.pdf (oecd.org)) on 9 am CET of the date of this opinion correctly reflects any reservations made by the Grand Duchy of Luxembourg in respect of this convention;

(e)

as described in the Registration Statement, (i) Aegon N.V. will retain its legal personality without interruption and will continue to exist as Aegon S.A. upon the conversion of Aegon N.V. into Aegon S.A. (a Luxembourg public limited liability company (société anonyme)), and (ii) Aegon S.A. will retain its legal personality without interruption and will continue to exist as Aegon Ltd. upon the conversion of Aegon S.A. into Aegon Ltd. (a Bermuda exempted company with liability limited by shares), in each case regardless of the company without interruption maintaining its place of effective management (place of effective management or siege de direction effective) in the Netherlands as defined in article 4, paragraph 4 of the Treaty for the avoidance of double taxable and the avoidance of tax between the Grand Duchy of Luxembourg and the Kingdom of the Netherlands; and

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(f)	Aegon S.A. and Aegon Ltd. are sufficiently similar to a Dutch public company (naamloze vennootschap) or limited liability company (besloten vennootschap).

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, we are of the following opinion:

The statements in the Registration Statement under the heading “Material Dutch tax consequences to Aegon and its Shareholders of the Redomiciliation”, to the extent that they are statements about Dutch Tax law are correct in all material aspects, and such statements constitute the opinion of De Brauw.

6	QUALIFICATIONS

This opinion is subject to the qualification that we do not express any opinion on the attribution of any income, dividends, payments, profit, losses, assets, liabilities or functions to a presence for tax purposes, whether in the form of a permanent establishment (vaste inrichting), a dependent agent (vaste vertegenwoordiger) or otherwise, of the Company in a jurisdiction other than the Netherlands and the consequences of such attribution, including in respect of the availability of any relief under any tax treaty or domestic tax law and the application of any withholding taxes, in each case subsequent to or as a result of the Conversions.

7	RELIANCE

7.1

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)

the agreement in this paragraph and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it; and

(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature.

7.3	De Brauw hereby consents that the Company may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under Exhibit 8.2 headed “Opinion of De Brauw Blackstone Westbroek N.V., with respect to certain Dutch tax matters” in the Registration Statement.

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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(signature page follows)

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Yours faithfully, /s/ De Brauw Blackstone Westbroek N.V.
Wiebe Dijkstra

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Annex 1 – Definitions

In this opinion:

“Company” means (a) prior to the consummation of the Conversions, Aegon N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with corporate seat in the Hague, the Netherlands, Trade Register number 270766690000, and (b) from and after the consummation of the Conversions, Aegon Ltd., an exempted company with liability limited by shares incorporated pursuant to the Companies Act 1981 of Bermuda. Any references to the Company in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.

“Conversions” means (1) the conversion of Aegon N.V. into Aegon S.A., a Luxembourg public limited liability company (société anonyme), pursuant to which (A) Aegon N.V. will retain its legal personality without interruption and will continue to exist as Aegon S.A., and (B) the shares of Aegon N.V. will remain issued and outstanding, and will become shares of Aegon S.A., and (2) the subsequent conversion of Aegon S.A. into Aegon Ltd., a Bermuda exempted company with liability limited by shares, pursuant to which (A) Aegon S.A. will retain its legal personality without interruption and will continue to exist as Aegon Ltd., and (B) the shares of Aegon S.A. will remain issued and outstanding, and will become shares of Aegon Ltd.

“De Brauw” means De Brauw Blackstone Westbroek N.V. and “we”, “us” and “our” are to be construed accordingly.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

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“Registration Shares” means the Company shares to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-4 originally filed with the SEC on 30 June 2023, as subsequently amended and supplemented, under the Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

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